Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report:   October 1, 2001



                             SMLX Technologies, Inc.
             (Exact name of registrant as specified in its charter)


          Colorado                         0-28154            84-1337509
  (State or other jurisdiction        (Commission file       (IRS Employer
       of incorporation)                   number)        Identification No.)




855 South Federal Highway, Boca Raton, FL                    33432
(Address of principal executive offices)                  (ZIP Code)



                                 (561) 347-0761
              (Registrant's telephone number, including area code)




                                 Not Applicable
     ---------------------------------------------------------------------
          (Former name or former address, if changed since last report)


Item 5. Other Events.

     a. As reported by press release which is attached hereto as Exhibit 99.1, on September 24, 2001, SMLX Technologies, Inc. ("SMLX") terminated its license agreement with Vector Medical Technologies, Inc. ("Vector") pursuant to which SMLX licensed to Vector certain of SMLX's proprietary technology for transdermal drug delivery. SMLX terminated the license as a result of Vector's failure to make payments in accordance with the terms of the license agreement.

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     b.  Because  of  the  termination  of the  license  agreement  with  Vector described in (a) above, on October 1, 2001, SMLX sold 946,221 shares of common stock of Automated Health Technologies, Inc. ("AHT") to Priscilla King for a purchase price of $100,000.00. Priscilla King is the mother of Joan K. Robertson, who is the spouse of Kenneth Robertson, President and Director of SMLX. The sale was approved by SMLX's board of directors.

     SMLX acquired the AHT shares on May 20, 1998 in an exchange of stock. AHT provides expired drug return services for pharmacies and hospitals. The AHT shares were carried on SMLX's books as of December 31, 2000 at $100,000.00, and represented 8% of the pro forma assets of SMLX as of September 30, 2001.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not  applicable.

     (c)  Exhibits

          99.1 Press release, dated October 1, 2001


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               SMLX Technologies, Inc.

Date:    October 23, 2001                      By:  /s/ Kenneth H. Robertson
                                                    ------------------------
                                               Name: Kenneth H. Robertson
                                               Title:   President

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